            As filed with the Securities and Exchange Commission on May 14, 1996
                                                      Registration No. 333-
================================================================================
================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                  FORM S-8/S-3
                             REGISTRATION STATEMENT
 (Including registration of shares for resale by means of a Form S-3 Prospectus)
                                     Under
                           THE SECURITIES ACT OF 1933
                                  ------------
                                  VITALCOM INC.
               (Exact name of registrant as specified in charter)
                                  ------------
         Delaware                                         33-0538926
 (State of incorporation)                 (I.R.S. Employer Identification No.)
                              15222 Del Amo Avenue
                           Tustin, California  92680
                    (Address of principal executive offices)
                                  ------------
                             1993 STOCK OPTION PLAN
                           1996 DIRECTOR OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                                  ------------
                               Shelley B. Thunen
                            Chief Financial Officer
                                 VitalCom Inc.
                              15222 Del Amo Avenue
                           Tustin, California  92680
                                 (714) 546-0147
(Name, address, and telephone number, including area code, of agent for service)
                                  ------------
                                    Copy to:
                             BARRY E. TAYLOR, ESQ.
                              MARK E. BONHAM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300
==============================================================================
                        CALCULATION OF REGISTRATION FEE
==============================================================================

                                                                            Proposed          Proposed
                         Title of                          Maximum           Maximum          Maximum
                        Securities                          Amount          Offering         Aggregate        Amount of
                          to be                             to be           Price Per         Offering       Registration
                        Registered                      Registered(1)         Share            Price             Fee
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value
    To be issued under 1993 Stock Option Plan . . . .   809,885 shares  $    7.60(2)        $ 6,155,126        $  2,123
    Issued under 1993 Stock Option Plan . . . . . . .    30,000 shares  $   0.94 (3)      $      28,200      $       10
    To be issued under 1996 Employee Stock Purchase
    Plan  . . . . . . . . . . . . . . . . . . . . . .  150,000  shares   $ 11.69 (4)        $ 1,753,500       $     605
    To be issued under 1996 Director  Option Plan . .  60, 000  shares   $ 17.88 (5)        $ 1,072,800       $     370
            TOTAL                                    1,049,885  shares                      $ 9,009,626         $ 3,108
========================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.
(2)  Computed in accordance with Rule 457(h) and 457(c) under the Securities
     Act of 1933. Such computation is based on the weighted average exercise price of $5.63 per share covering 679,509 outstanding options and the estimated exercise price of $17.88 per share covering 130,376 authorized but unissued shares. The estimated exercise price of $17.88 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of VitalCom Inc. Common Stock as reported in the Nasdaq
     National Market on May  8, 1996.
(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $0.94 per share covering 30,000 shares issued under the 1993 Stock Option Plan.
(4) The exercise price of $11.69 per share, computed in accordance with Rule 457(c) under the Securities Act of 1933, is 85% of the average of the high and low prices of a share of VitalCom Inc. Common Stock as reported in the Nasdaq National Market on February 14, 1996, the initial Enrollment Date. Pursuant to Section 2(m) of the 1996 Employee Stock Purchase Plan (Exhibit 4.3), shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.
(5)  Computed in accordance with Rule 457(h) and 457(c) under the Securities
     Act of 1933. Such computation is based on the estimated exercise price of $17.88 per share covering 60,000 authorized but unissued shares. The estimated exercise price of $17.88 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of VitalCom Inc. Common Stock as reported in the Nasdaq National Market on May 8, 1996.
                                            THIS DOCUMENT CONSISTS OF ___ PAGES.
                                           THE INDEX TO EXHIBITS IS ON PAGE ___.

PROSPECTUS

                                 VITALCOM INC.

                                 30,000 SHARES

                                  COMMON STOCK

                     ______________________________________

         This Prospectus relates to 30,000 shares of the Common Stock (the "Common Stock") of VitalCom Inc. (the "Company"), which may be offered from time to time by Selling Stockholders (the "Selling Stockholders") for their own accounts. It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices on the Nasdaq National Market on the date of sale. The Company will receive no part of the proceeds from sales made hereunder. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by the Company in connection with the registration and offering and not borne by the Selling Stockholders will be borne by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

                     ______________________________________

         Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock is traded on the Nasdaq National Market (Nasdaq
Symbol: VCOM). On May 8, 1996, the last reported sale price of the Common Stock was $18.50 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                     ______________________________________

                  The date of this Prospectus is May 14, 1996

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Shelley B. Thunen, Chief Financial Officer, 15222 Del Amo Avenue, Tustin, California 92680. The Company's telephone number at that location is (714) 546-0147.

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is traded on the Nasdaq National Market. The foregoing materials are also available for inspection at the National Association of Securities Dealers, Inc., 1735 K. Street N.W., Washington, D.C. 20006.

         This prospectus contains information concerning the Company and the sale of its Common Stock by the Selling Stockholders, but does not contain all the information set forth in the Registration Statement which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

                                  THE COMPANY

         From its inception in 1971 to December 1992, the Company conducted its business as a California corporation. In December 1992, the Company was incorporated in the State of Delaware. The executive offices of the Company are located at 15222 Del Amo Avenue, Tustin, California 92680, and its telephone number is (714) 546-0147.


                              SELLING STOCKHOLDERS

         Except as otherwise set forth below, none of the Selling Stockholders is an executive officer or director of the Company and none of the Selling Stockholders beneficially own, individually or in the aggregate, more than 1% of the outstanding Common Stock of the Company prior to this offering. All of the shares of Common Stock beneficially owned by the Selling Stockholders were issued upon exercise of stock options granted under the Company's 1993 Stock Option Plan. The following table shows the names of the Selling Stockholders and the number of shares of Common Stock to be sold by them pursuant to this Prospectus.

                                                                                      Number of Shares
                                                             Name                       Being Offered
                                                             ----                     ----------------
                                         Kirk Barrus . . . . . . . . . . . . . . . .             500
                                         Kathleen E. Berg  . . . . . . . . . . . . .           1,250
                                         Pat Bradley . . . . . . . . . . . . . . . .           2,500
                                         Sam Brewer  . . . . . . . . . . . . . . . .             500
                                         Niki Butler . . . . . . . . . . . . . . . .           2,500
                                         Warren J. Cawley (1)  . . . . . . . . . . .           1,500
                                         David R. Clark  . . . . . . . . . . . . . .           1,000
                                         Samuel Cortes . . . . . . . . . . . . . . .           2,500
                                         Julie D'Addieco . . . . . . . . . . . . . .             500
                                         Terry Flach . . . . . . . . . . . . . . . .           1,000
                                         Alan Golombek . . . . . . . . . . . . . . .             500
                                         John R. Graham (2)  . . . . . . . . . . . .           1,500
                                         James Griffen . . . . . . . . . . . . . . .             500
                                         Donald W. Judson (3)  . . . . . . . . . . .           1,500
                                         Scott LaBounty  . . . . . . . . . . . . . .             500
                                         William C. McBride (4)  . . . . . . . . . .           1,500
                                         Olas Nichols III  . . . . . . . . . . . . .             500
                                         David Pettijohn . . . . . . . . . . . . . .           2,500
                                         Bruce Pitt  . . . . . . . . . . . . . . . .             500
                                         Christine Psaros  . . . . . . . . . . . . .             500
                                         Michael D. Stoop (5)  . . . . . . . . . . .           1,000
                                         Shelley B. Thunen (6) . . . . . . . . . . .           2,750
                                         Glenn Tormey  . . . . . . . . . . . . . . .           1,000
                                         Kenneth Witcher . . . . . . . . . . . . . .           1,000
                                         Jenny Yin . . . . . . . . . . . . . . . . .             500
                                                                                     ---------------
                                                 TOTAL                                        30,000

(1) Mr. Cawley has served as Vice President, Direct Sales of the Company since 1989. As of the date of this Prospectus, Mr. Cawley owns 87,799 (1.1%) of the outstanding shares of the Company's Common Stock, including 5,654 shares issuable upon exercise of stock options exercisable within 60 days of this filing.

(2) Mr. Graham has served as Vice President, OEM Sales of the Company since 1989. As of the date of this Prospectus, Mr. Graham owns 151,578 (1.9%) of the outstanding shares of the Company's Common Stock, including 5,654 shares issuable upon exercise of stock options exercisable within 60 days of this filing.

(3) Mr. Judson has served as the Company's Chairman of the Board since 1992. As of the date of this Prospectus, includes 299,746 shares held of record by the Donald and Margaret Judson Family Trust and 8,424 shares issuable upon exercise of stock options exercisable within 60 days of this filing.

(4) Mr. McBride served as a director and executive officer of the Company until April 1996.

(5) Mr. Stoop has served as Vice President, Research & Development of the Company since April 1996. As of the date of this Prospectus, Mr. Stoop owns 29,005 of the outstanding shares of the Company's Common Stock, including 3,316 shares issuable upon exercise of stock options exercisable within 60 days of this filing.

(6) Ms. Thunen has served as the Company's Chief Financial Officer since December 1992. As of the date of this Prospectus, Ms. Thunen owns 11,283 of the outstanding shares of the Company's Common Stock, including 8,039 shares issuable upon exercise of stock options exercisable within 60 days of this filing.

                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the Nasdaq National Market and that sales will be made at prices prevailing in the Nasdaq National Market at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Selling Stockholders may choose to dispose of the shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended, may apply to sales in the market and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

     As of the date of this Prospectus, the following Selling Stockholders are subject to lock-up agreements pursuant to which they may not sell, transfer or otherwise dispose of any shares of, or securities convertible into or exchangeable for, the Company's Common Stock for a period of 180 days from February 14, 1996, the date of the Company's initial public offering, without the prior written consent of Wessels, OF Arnold & Henderson, one of the managing underwriters of the initial public offering: Warren J. Cawley; John
R. Graham; Donald W. Judson; William C. McBride and Shelley B. Thunen.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rules 144 and 701 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of the Company, is entitled to sell within any three month period "restricted shares" beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of

Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company. However, a person who has not been an "affiliate" of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least three years have elapsed since such shares were acquired from the Company or an affiliate of the Company. In general, under Rule 701 as currently in effect, any employee, consultant or advisor of the Company who purchases shares from the Company in connection with a compensatory stock or option plan or other written agreement related to compensation is eligible to resell such shares 90 days after the date of the Company's initial public offering on February 14, 1996 in reliance on Rule 144, but without compliance with certain restrictions contained in Rule 144.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                            SECURITIES TO BE OFFERED

     The Shares offered hereby are shares of Common Stock, $.0001 par value, of the Company. Each share of such Common Stock entitles the holder to one vote on matters submitted to a vote of the stockholders, a pro rata share of such dividends as may be declared on the Common Stock and a pro rata share of assets remaining available for distribution to stockholders upon a liquidation of the Company. Such Common Stock is not convertible and has no preemptive rights. While the Board of Directors has authority, within certain limitations, to issue shares of Preferred Stock which would have one or more preferences over the Common Stock, no Preferred Stock is currently outstanding and the Company has no present plans to issue any Preferred Stock.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such director's fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") or, if the DGCL is not applicable, to the fullest extent permissible under applicable law. In addition, the Company's charter authorizes the Company by bylaw, agreement or otherwise to indemnify directors, officers, employees and agents in excess of the indemnification permitted by applicable law.

     Under the Company's by-laws, each person who was or is a party or is threatened to be made a party to, or is involved in, any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL against all costs, charges, expenses, liabilities and losses (including attorney's fees) reasonably incurred or suffered by such person in connection with such proceeding. Such right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Board of Directors has discretion to provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses under the Company's by-laws is not exclusive of any other right which any person may have or acquire under the Company's charter, any statute, agreement or otherwise.

     In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and has obtained a directors' and officers' liability insurance policy that insures such persons against the cost of defense, settlement or payment of judgments under certain circumstances.

     Pursuant to that certain Underwriting Agreement among the Company and the underwriters of the Company's initial public offering dated February 13, 1996, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, Exchange Act, and common law which arise out of any untrue statement regarding or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.


                     INFORMATION INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (1) The Company's Registration Statement on Form SB-2 (File no. 333-268-LA) under the Securities Act, in the form declared effective on February 13, 1996, including the Prospectus dated February 14, 1996, as filed with the Commission pursuant to Rule 424(b) on February 17, 1996.

     (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A filed January 16, 1996 pursuant to Section 12(g) of the Exchange Act and as amended on February 13, 1996.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 10, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                 VITALCOM INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (1) The Company's Registration Statement on Form SB-2 (File no. 333-268-LA) under the Securities Act, in the form declared effective on February 13, 1996, including the Prospectus dated February 14, 1996, as filed with the Commission pursuant to Rule 424(b) on February 17, 1996.

     (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A filed January 16, 1996 pursuant to Section 12(g) of the Exchange Act and as amended on February 13, 1996.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 10, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such director's fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") or, if the DGCL is not applicable, to the fullest extent permissible under applicable law. In addition, the Company's charter authorizes the Company by bylaw, agreement or otherwise to indemnify directors, officers, employees and agents in excess of the indemnification permitted by applicable law.

     Under the Company's by-laws, each person who was or is a party or is threatened to be made a party to, or is involved in, any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL against all costs, charges, expenses, liabilities and losses (including attorney's fees) reasonably incurred or suffered by such person in connection with such proceeding. Such right to indemnification includes the right to be paid by the

Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Board of Directors has discretion to provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses under the Company's by-laws is not exclusive of any other right which any person may have or acquire under the Company's charter, any statute, agreement or otherwise.

     In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and has obtained a directors' and officers' liability insurance policy that insures such persons against the cost of defense, settlement or payment of judgments under certain circumstances.

     Pursuant to that certain Underwriting Agreement among the Company and the underwriters of the Company's initial public offering dated February 13, 1996, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, Exchange Act, and common law which arise out of any untrue statement regarding or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.

     See also the undertakings set out in the response to Item 9 herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The issuance of the shares being offered by the Form S-3 resale prospectus were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act.

ITEM 8.  EXHIBITS.




                                    Exhibit
                                     Number                                Description
                                    --------                               ------------

                                       4.1     1993 Stock Option Plan, as amended and forms of agreement
                                               thereunder.
                                       4.2*    1996 Director Option Plan.
                                       4.3*    1996 Employee Stock Purchase Plan.
                                       5.1     Opinion of counsel as to legality of securities being registered.
                                      24.1     Consent of counsel (contained in Exhibit 5.1).
                                      24.2     Independent Auditors' Consent (see page II-6).
                                      25.1     Power of Attorney (see page II-4).

- -------------------
* Incorporated by reference to the Company's Registration Statement on Form SB-2, as amended (No. 333-268-LA), which was declared effective on February 13, 1996.

ITEM 9.  UNDERTAKINGS.

     A.   The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to law, the Company's Certificate of Incorporation, Bylaws or indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on this 13 day of May, 1996.

                                               VITALCOM INC.


                                               By:/S/ SHELLEY B. THUNEN
                                                  -----------------------
                                                  Shelley B. Thunen,
                                                  Chief Financial Officer



                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Schlotterbeck and Shelley B. Thunen, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8/S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                      Title                                          Date
           ---------                                      -----                                          ----

 /S/ DONALD W. JUDSON                      Chairman of the Board                                     May 13, 1996
 ________________________________________
 Donald W. Judson

 /S/ DAVID L. SCHLOTTERBECK                President, Chief Executive Officer and                    May 13, 1996
 ________________________________________  Director (Principal Executive Officer)
 David L. Schlotterbeck


 /S/ SHELLY B. THUNEN                      Chief Financial Officer (Principal Financial              May 13, 1996
 ________________________________________  and Accounting Officer)
 Shelley B. Thunen

                                           Director
 ________________________________________
 Jack W. Lasersohn


 /S/ ELIZABETH H. WEATHERMAN               Director                                                  May 13, 1996
 ________________________________________
 Elizabeth H. Weatherman


 /S/ TIMOTHY T. WEGLICKI                   Director                                                  May 13, 1996
 ________________________________________
 Timothy T. Weglicki


                               INDEX TO EXHIBITS





Exhibit                                                                                            Sequentially
Number                                           Description                                      Numbered Page
- ---------------------------------------------------------------------------------------------------------------
     4.1      1993 Stock Option Plan, as amended, and forms of agreement thereunder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     4.2*     1996 Director Option Plan   . . . . . . . . . . . . . . . . . . . . . . . . . .
     4.3*     1996 Employee Stock Purchase Plan   . . . . . . . . . . . . . . . . . . . . . .
     5.1      Opinion of counsel as to legality of securities being registered  . . . . . . .

    24.1      Consent of counsel (contained in Exhibit 5.1)   . . . . . . . . . . . . . . . .
    24.2      Independent Auditors' Consent   . . . . . . . . . . . . . . . . . . . . . . . .
    25.1      Power of Attorney (INCLUDED ON P. II-4) . . . . . . . . . . . . . . . . . . . .

- -----------------
* Incorporated by reference to the Company's Registration Statement on Form SB-2, as amended (No. 333-268-LA), which was declared effective on February 13, 1996.